Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 4, 2009 with respect to our audit of the balance sheet of Armour Residential REIT, Inc. (the "Company"), as of June 30, 2009 in Armour Residential REIT, Inc.’s Amendment No.1 to the Registration Statement on Form S-4 and the related Prospectus to be filed with the Securities and Exchange Commission on or about September 4, 2009.

/s/ Eisner LLP

New York, New York

September 4, 2009